EXHIBIT B

                                                             November 15, 2005

C. V. Starr & Co., Inc. 399 Park Avenue New York, NY 10002

Credit Suisse First Boston Capital LLC
Eleven Madison Avenue
New York, NY 10010


Deal ID: AIG#04

---------------------------------------------------------------------------

Dear Sir or Madam,

The purpose of this letter agreement (this "Confirmation") is to confirm certain terms and conditions of the Transaction to be entered into between us on the Trade Date specified below (the "Transaction"). The confirmation applicable to the Transaction shall constitute a "Confirmation" for the purposes of the Agreement and shall consist of this Confirmation as supplemented by the trade details applicable to the Transaction set forth in the Transaction Supplement attached hereto as Annex C.

In this Confirmation, "CSFB" means Credit Suisse First Boston Capital LLC, "Counterparty" means C. V. Starr & Co., Inc. and "Agent" means Credit Suisse First Boston LLC, solely in its capacity as agent for CSFB and Counterparty.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "2002 Definitions" and, together with the 2000 Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and the 2002 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern, and in the event of any inconsistency between this Confirmation and the Transaction Supplement, the Transaction Supplement shall govern. The Transaction shall be deemed to be a Share Forward Transaction within the meaning set forth in the 2002 Definitions, and shall consist of individual Components as described below.

         This Confirmation shall supplement, form a part of and be subject to an agreement (the "Agreement") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA Form"), as published by ISDA, as if CSFB and Counterparty had executed the ISDA Form (without any Schedule thereto) on the date hereof. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which it relates and replaces any previous agreement between us with respect to the subject matter hereof and together with the Transaction Supplement shall constitute a "Confirmation" with respect to the Agreement. This Confirmation, together with the Transaction Supplement and all other confirmations or agreements between us referencing the ISDA Form, shall be deemed to supplement, form part of and be subject to the same, single Agreement.

         If there exists any ISDA Master Agreement between CSFB and Counterparty or any confirmation or other agreement between CSFB and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between CSFB and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which CSFB and Counterparty are parties, this Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         General Terms:

             Trade Date:                As set forth in the Transaction
                                        Supplement, to be the date of completion of CSFB's Initial Hedge.

             Seller:                    Counterparty

             Buyer:                     CSFB

             Shares: Common stock of American International Group, Inc. (the "Issuer") (Exchange
                                        Symbol: Ticker: "AIG").

             Components:                The Transaction will consist of
                                        individual Components each with the
                                        terms and conditions as set forth in
                                        this Confirmation. The payments and
                                        deliveries to be made upon settlement of the Transaction shall be determined separately for each Component as if such Component were a separate Transaction.

             Number of Shares:          As set forth in the Transaction
                                        Supplement. For purposes of determining
                                        the payments and deliveries to be made
                                        upon settlement of any Component, the
                                        Number of Shares for each such Component shall be 1/10th of the Number of Shares, with any fractional share amount to be included in the final Component.

             Prepayment:                Applicable

             Conditions to CSFB's
             Obligation to Pay
             Prepayment Amount:         It shall be a condition to CSFB's
                                        obligation to pay any Prepayment Amount
                                        hereunder on any Prepayment Date that
                                        (i) the Transaction Supplement shall
                                        have been executed by the parties hereto and (ii) Counterparty shall have performed its obligations under paragraphs 4.a., "Delivery of
                                        Collateral," and 5, "Agreements to
                                        Deliver Documents," below.

             Prepayment Amount:         As specified in the Transaction
                                        Supplement.

             Variable Obligation:       Applicable

             Forward Floor Price:       As specified in the Transaction
                                        Supplement.

             Forward Cap Price:         As specified in the Transaction
                                        Supplement.

             CSFB's Initial Hedge:      Upon the execution of this Confirmation,
                                        CSFB (or an affiliate of CSFB) shall
                                        promptly establish CSFB's initial hedge
                                        of the price and market risk under the
                                        Transaction.

                                        CSFB's Initial Hedge shall be
                                        established by selling shares in
                                        transactions conforming to the
                                        manner-of-sale conditions described in
                                        Rule 144(f) and (g) under the Securities
                                        Act of 1933, as amended.

             Exchange:                  New York Stock Exchange

             Related Exchange(s):       All Exchanges

             Valuation:

             Valuation Date:            For each Component, the date as set
                                        forth in the Transaction Supplement (or, if such date is not a Scheduled Trading
                                        Day, the next following Scheduled
                                        Trading Day that is not already a
                                        Valuation Date for another Component);
                                        provided that if such date is a
                                        Disrupted Day, the Valuation Date for
                                        such Component shall be the first
                                        succeeding Scheduled Trading Day that is not a Disrupted Day and that is not or is not deemed to be a Valuation Date in respect of any other Component under the Transaction; and provided further that if the Valuation Date for any Component has not occurred pursuant to the preceding proviso as of the eighth
                                        Scheduled Trading Day following the last
                                        Scheduled Valuation Date under the
                                        Transaction, that eighth Scheduled
                                        Trading Day shall be the Valuation Date
                                        for such Component (irrespective of
                                        whether such day is a Valuation Date in
                                        respect of any other Component) and the
                                        Calculation Agent shall determine its
                                        good faith estimate of the value for the Shares as of the Valuation Time on that eighth Scheduled Trading Day.
                                        Notwithstanding the foregoing and
                                        anything to the contrary in the 2002
                                        Definitions, if a Market Disruption
                                        Event occurs on any Valuation Date, the
                                        Calculation Agent may determine that
                                        such Valuation Date is a Disrupted Day
                                        only in part, in which case the
                                        Calculation Agent shall make adjustments to the number of Shares for the relevant
                                        Component for which such day shall be
                                        the Valuation Date and shall designate
                                        the Scheduled Trading Day determined in
                                        the manner described in the immediately
                                        preceding sentence as the Valuation Date for the remaining Shares for such Component. Such determination and adjustments will be based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

             Market Disruption Event:   Section 6.3(a) of the 2002 Definitions
                                        is hereby amended by replacing clause
                                        (ii) thereof in its entirety with the
                                        following: "(ii) an Exchange Disruption, or" and inserting immediately following clause (iii) thereof the following: ";
                                        in each case that the Calculation Agent
                                        determines is material."

             Relevant Price:            VWAP Price

             VWAP Price:                On any day, the "Volume Weighted Average
                                        Price" per Share on such day, as
                                        displayed on Bloomberg Page "AQR" (or
                                        any successor thereto) for the Issuer
                                        with respect to the period from 9:30
                                        a.m. to 4:00 p.m. (New York City time)
                                        on such day, as determined by the
                                        Calculation Agent.

         Settlement Terms:

             Physical Settlement:        Applicable

             Settlement method Election: Applicable; provided that the
                                         Settlement Method Election shall
                                         apply to all Components

             Electing Party:             Counterparty

             Settlement Method
             Election Date:              The date that is 10 Scheduled
                                         Trading Days prior to the first
                                         Valuation Date

             Default Settlement Method:  Physical Settlement

             Settlement Price:           The Relevant Price

             Automatic Physical
             Settlement:                 If (x) Counterparty has not elected
                                         Cash Settlement, (y) by 10:00 a.m.,
                                         New York City time, on the Settlement
                                         Date, Counterparty has not otherwise
                                         effected delivery of the Number of
                                         Shares to be Delivered and (z) the
                                         collateral then held hereunder by or
                                         on behalf of CSFB includes Shares with
                                         respect to which the Representation
                                         and Agreement set forth in Section
                                         9.11 of the 2002 Definitions are true
                                         and satisfied (or, at the absolute
                                         discretion of CSFB, Shares with
                                         respect to which such Representation
                                         and Agreement are not true or
                                         satisfied), then the delivery required
                                         by Section 9.2 of the Equity
                                         Definitions shall be effected, in
                                         whole or in part, as the case may be
                                         by delivery from the Collateral
                                         Account (as defined below under
                                         "Collateral Provisions") to CSFB of a
                                         number of Shares equal to the Number
                                         of Shares to be Delivered.

             Settlement Currency:        USD

         Dividends:

             Extraordinary Dividend:     Any dividend or distribution on the
                                         Shares (other than any dividend or
                                         distribution of the type described in
                                         Section 11.2(e)(i) or Section
                                         11.2(e)(ii)(A) or (B) of the 2002
                                         Definitions) the amount or value of
                                         which exceeds the Ordinary Dividend
                                         Amount for such dividend or
                                         distribution, as determined by the
                                         Calculation Agent.

             Ordinary Dividend Amount:   The amount paid in respect of any
                                         dividend or distribution on the Shares
                                         for which the ex-dividend date falls
                                         within any quarterly period set forth
                                         in the table below, in an aggregate
                                         amount up to, but not exceeding, the
                                         amount specified for each such
                                         quarterly period (with the
                                         corresponding dates subject to
                                         adjustment upon determination of the
                                         Trade Date).

                                         4th calendar quarter 2005: USD 0.150

                                         1st calendar quarter 2006: USD 0.150
                                         2nd calendar quarter 2006: USD 0.150
                                         3rd calendar quarter 2006: USD 0.168
                                         4th calendar quarter 2006: USD 0.168

                                         1st calendar quarter 2007: USD 0.168
                                         2nd calendar quarter 2007: USD 0.168
                                         3rd calendar quarter 2007: USD 0.188
                                         4th calendar quarter 2007: USD 0.188

                                         1st calendar quarter 2008: USD 0.188
                                         2nd calendar quarter 2008: USD 0.188
                                         3rd calendar quarter 2008: USD 0.211

             Payment Obligation in
             Respect of Extraordinary
             Dividends:                  In the event of any Extraordinary
                                         Dividend received by Counterparty,
                                         Counterparty shall make a cash payment
                                         to CSFB, on the date such
                                         Extraordinary Dividend is paid to
                                         holders of Shares, in an amount equal
                                         to the product of (i) the Number of
                                         Shares on the ex-dividend date for
                                         such Extraordinary Dividend and (ii)
                                         the excess, if any, of the per share
                                         amount or value of such Extraordinary
                                         Dividend over the Ordinary Dividend
                                         Amount for such Extraordinary
                                         Dividend, as determined by the
                                         Calculation Agent.

             Excess Dividend Amount:     For the avoidance of doubt, all
                                         references to the Excess Dividend
                                         Amount shall be deleted from Section
                                         8.4(b) and 9.2(a)(iii) of the 2002
                                         Definitions.

         Share Adjustments:

             Potential Adjustment
             Events: If an event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the 2002 Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

             Method of Adjustment:       Calculation Agent Adjustment

             Spin-off:                   A distribution of New Shares (the
                                         "Spin-off Shares") of a subsidiary of
                                         the Issuer (the "Spin-off Issuer") to
                                         holders of the Shares (the "Original
                                         Shares"). With respect to a Spin-off,
                                         "New Shares" shall have the meaning
                                         provided in Section 12.1(i) of the
                                         2002 Definitions except that the
                                         phrase immediately preceding clause
                                         (i) thereof shall be replaced by the
                                         following: "`New Shares" means
                                         ordinary or common shares of the
                                         Spin-off Issuer that are, or that as
                                         of the ex-dividend date of such
                                         Spin-off are scheduled promptly to
                                         be,".

             Consequences of Spin-offs:  As of the ex-dividend date of a
                                         Spin-off, (i) "Shares" shall mean the
                                         Original Shares and the Spin-off
                                         Shares; (ii) the Transaction shall
                                         continue but as a Share Basket Forward
                                         Transaction with a Number of Baskets
                                         equal to the Number of Shares prior to
                                         such Spin-off, and each Basket shall
                                         consist of one Original Share and a
                                         number of Spin-off Shares that a
                                         holder of one Original Share would
                                         have been entitled to receive in such
                                         Spin-off; and (iii) the Calculation
                                         Agent shall make such adjustments to
                                         the exercise, settlement, payment or
                                         any other terms of the Transaction as
                                         the Calculation Agent determines
                                         appropriate to account for the
                                         economic effect on the Transaction of
                                         such Spin-off (provided that no
                                         adjustments will be made to account
                                         solely for changes in volatility,
                                         expected dividends, stock loan rate or
                                         liquidity relevant to the Shares or to
                                         the Transaction), which may, but need
                                         not, be determined by reference to the
                                         adjustment(s) made in respect of such
                                         Spin-off by an options exchange to
                                         options on the Shares traded on such
                                         options exchange. As of the
                                         ex-dividend date of any subsequent
                                         Spin-off, the Calculation Agent shall
                                         make adjustments to the composition of
                                         the Basket and other terms of the
                                         Transaction in accordance with the
                                         immediately preceding sentence.

         Extraordinary Events:

              Consequences of Merger Events:

                  Share-for-Share:       Calculation Agent Adjustment

                  Share-for-Other:       Cancellation and Payment

                  Share-for-Combined:    Component Adjustment

                  Composition of
                  Combined
                  Consideration:         Not Applicable

              Tender Offer:              Applicable

              Consequences of Tender Offers:

                  Share-for-Share:       Calculation Agent Adjustment

                  Share-for-Other:       Calculation Agent Adjustment

                  Share-for-Combined:    Calculation Agent Adjustment

              Nationalization,
              Insolvency
              or Delisting:              Cancellation and Payment

         Additional Disruption Events:

              Change in Law:             Applicable

              Failure to Deliver:        Not Applicable

              Insolvency Filing:         Applicable

              Hedging Disruption:        Not Applicable

              Increased Cost of Hedging: Not Applicable

              Loss of Stock Borrow:      Applicable, provided that the phrase
                                         "at a rate equal to or less than the
                                         Maximum Stock Loan Rate" at the end of
                                         the definition of Loss of Stock Borrow
                                         shall be deleted, and, for the
                                         avoidance of doubt, for purposes of
                                         determining any Cancellation Amount
                                         payable as the result of a Loss of
                                         Stock Borrow, the Determining Party
                                         may take into account any amounts
                                         payable by the Hedging Party under any
                                         buy-in provisions contained in any
                                         securities loan agreements governing
                                         loans of Shares borrowed in respect of
                                         the Transaction.

              Maximum Stock Loan Rate:   Not Applicable

              Increased Cost of Stock
              Borrow:                    Not Applicable

              Hedging Party:             CSFB

         Determining Party:              CSFB

         Non-Reliance:                   Applicable

         Agreements and Acknowledgments
         Regarding Hedging Activities:   Applicable

         Additional Acknowledgments:     Applicable

         Credit Support Documents:       Section 4 shall be a Credit Support
                                         Document under the Agreement with
                                         respect to Counterparty.

                                         Guarantee dated May 16, 2001 made by
                                         Credit Suisse First Boston (USA),
                                         Inc., a Delaware corporation, in
                                         favour of each and every counterparty
                                         to one or more Financial Transactions
                                         (as defined therein) with CSFB shall
                                         be a Credit Support Document under the
                                         Agreement with respect to CSFB.

         Credit Support Provider
         for CSFB:                       Credit Suisse First Boston (USA),
                                         Inc.

         Account Details:

              Payments to CSFB:          To be advised under separate cover
                                         prior to the Trade Date

              Payments to Counterparty:  Bank:          The Bank of New York
                                         Bank Address:  1 Wall Street,
                                                        New York, NY 10286
                                         ABA Number:    021000018

                                         Beneficiary:   Pershing LLC
                                         Beneficiary Account Number:
                                                     890-051238-5 (Pershing LLC)
                                         Ultimate Beneficiary:  C. V. Starr
                                                                   & Co., Inc.
                                         Ultimate Beneficiary Account Number:
                                                     216-546325

              Delivery of Shares
              to CSFB:                   Credit Suisse First Boston LLC
                                           DTC# 355
                                         Reference A/C #   2P0WN0
                                         Account Name:     Special Custody
                                                           Account for Credit
                                                           Suisse First
                                         Boston Capital LLC
                                         Ref. Sub-A/C #    2P0P90
                                         Ref. Sub-A/C
                                         Name:             C. V. Starr &
                                                           Co., Inc.

         Office: CSFB is acting through its New York Office for the purposes of the Transaction; Counterparty is not a Multibranch Party.

         Calculation Agent:              CSFB. The Calculation Agent will have
                                         no responsibility for good faith
                                         errors or omissions in any
                                         determination under the Transaction.

3. Other Provisions:

              Reimbursement Obligation:

                  Counterparty shall make monthly cash payments to CSFB from time to time in an amount sufficient to reimburse CSFB for any costs exceeding 0.55% for the borrowing of Shares in connection with hedging CSFB's exposure to the Transaction; provided, however, that such incurred costs are in effect for a period exceeding 5 (five) days and if Counterparty fails to make such payments, CSFB may declare an Early Termination Date with Counterparty as the sole Affected Party and this Transaction as the only Terminated Transaction.

              Termination by Counterparty:

                  At any time, Counterparty may terminate the Transaction in whole or in part upon 35 Exchange Business Days' prior written notice to CSFB (the termination date specified in such notice, the "Optional Termination Date"). If Counterparty terminates the Transaction in whole, Counterparty shall make a cash payment (or deliver equivalent value in Shares from the Collateral Account (as defined below)) to CSFB on the Optional Termination Date in an amount equal to the amount that would be payable under
                  Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provisions set forth under "Payment on Early Termination" below), (ii) Counterparty were the sole Affected Party and
                  (iii) the Transaction were the only Terminated Transaction. If Counterparty terminates the Transaction in part, Counterparty shall specify the number of Shares with respect to which the Transaction is to be terminated and Counterparty shall make a cash payment (or deliver equivalent value in Shares from the Collateral Account (as defined below)) to CSFB on the Optional Termination Date in an amount equal to the amount that would be payable under
                  Section 6 of the Agreement if (i) such Optional Termination Date were an Early Termination Date (without regard to the provision set forth under "Payments on Early Termination" below), (ii) Counterparty were the sole Affected Party and
                  (iii) the Transaction were the only Terminated Transaction; provided that (a) for purposes of such calculation, the Number of Shares shall be deemed to be such number of Shares with respect to which the Transaction is to be terminated,
                  (b) the Number of Shares shall be reduced by such number of Shares with respect to which such Transaction is to be terminated, and (c) the Number of Shares with respect to each Component shall also be reduced proportionately.

              Additional Representations, Warranties and Acknowledgements of
              Counterparty:

                  Counterparty hereby represents, warrants or acknowledges, as the case may be, to CSFB that:

              1. From the date three months prior to the date hereof, and as of every day from the date hereof to and including the Trade Date, neither Counterparty nor any person who would be considered to be the same "person" as Counterparty or "acting in concert" with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) has, without the written consent of CSFB, sold any Shares or hedged (through swaps, options, short sales or otherwise) any long position in the Shares, except in connection with the sale of up to 3,282,377 Shares pursuant to the Master Terms and Conditions for Pre-Paid Forward Contracts, dated as of November 15, 2005 (the "Citibank Master Confirmation"), by and between C. V. Starr & Co., Inc. and Citibank, N.A. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act.

              2. As of every day from the date hereof to and including the Trade Date, Counterparty is an "eligible contract participant" as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

              3. As of the date hereof Counterparty is not in possession of any material non-public information for purposes of the prohibition on insider trading under the federal securities laws ("MNPI") regarding the Issuer and, in the event that Counterparty obtains MNPI regarding the Issuer prior to, and including, the Trade Date, Counterparty shall immediately inform CSFB without specifying the nature of such MNPI and Counterparty acknowledges that CSFB (or its affiliate) shall immediately cease selling shares in connection with CSFB's Initial Hedge.

              4. As of the date hereof and as of the Trade Date, Counterparty is not and, after giving effect to the transactions contemplated hereby, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              5. As of the date hereof and as of the Trade Date, Counterparty is solvent and able to pay its debts as they come due, with assets, excluding the Initial Pledged Items, and all assets pledged under the Uncommitted Revolving Secured Advance Note, dated as of April 21, 2005, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, National Association, as extended pursuant to the letter agreement dated as of June 27, 2005, the related Pledge and Security Agreement, dated as of June 2, 1999, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on October 18, 2005, and the related Pledge and Security Agreement, dated as of December 6, 2000, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on November 2, 2005, as well as all assets pledged under the $70,000,000 Consolidating Promissory Note, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York and the related General Loan and Security Agreement, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York, as amended by Amendment No. 1, dated as of October 7, 2005, between C.V. Starr & Co., Inc. and The Bank of New York, as well as assets pledged under the Citibank Master Confirmation, having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

              6. Counterparty (a) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (b) has as of the date hereof paid all material taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority, unless in each case the same are being contested in good faith. For purposes of determining whether a tax return has been timely filed, any extensions shall be taken into account.

              7. Counterparty's holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to the Initial Pledged Items commenced on a date at least two years prior to the date hereof.

              8. As of the Trade Date other than financing statements or other similar or equivalent documents or instruments with respect to the security interests in the Collateral created by Section 4 below, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

              9. As of the Trade Date all Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be
                  (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable CSFB to maintain a valid and continuously perfected security interest in such Collateral, in respect of which CSFB will have Control, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

              10. As of the Trade Date no registration, recordation or filing with any governmental body, agency or official is required or necessary for the validity or enforceability hereof or for the perfection or enforcement of the security interests in the Collateral created by Section 4 below, other than the filing of financing statement in any appropriate jurisdiction.

              11. As of the Trade Date Counterparty has not performed and will not perform any acts that might prevent CSFB from enforcing any of the terms of Section 4, "Collateral Provisions," or that might limit CSFB in any such enforcement.

              12. As of the Trade Date no financial statements of the
                  Counterparty have been prepared for the period between December 31, 2004 and the Trade Date and as of November 2, 2005 the net worth of the Counterparty is greater than USD 1,950,000,000.

              13. As of the date hereof and as of the Trade Date there are no other transactions entered into by Counterparty or that Counterparty is contemplating entering into, that may materially affect Counterparty's ability to perform its obligations hereunder.

              14. Schedule I sets forth a true, correct and complete list of all the Material Contracts in effect as of the date hereof. "Material Contract" means any contract or other arrangement to which the Counterparty is a party that requires or would reasonably be expected to require an aggregate payment of the Counterparty exceeding $25,000,000.

              15. With respect to the sale of the Shares by Citibank, N.A.
                  pursuant to the Citibank Master Confirmation, Citibank, N.A. has advised that the terms and conditions of the Citibank Master Confirmation and the nature of the transaction entered into pursuant to the Citibank Master Confirmation are not materially different from the agreements and transactions described in the No-Action Letter (defined below).

              Representations, Warranties and Covenants of CSFB:

              1. CSFB represents to Counterparty that an affiliate of CSFB (the "CSFB Affiliate") is registered as a broker and a dealer with the Securities and Exchange Commission and is a "market maker" or a "block positioner", as such terms are used in Rule 144 under the Securities Act, with respect to the Shares.

              2. CSFB agrees that CSFB Affiliate shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Shares minus the number of securities of such class sold in connection with CSFB's Initial Hedge position.

              Mutual Representations:

                  Each of CSFB and Counterparty hereby represents and warrants to the other party as of the date hereof that:

              1. It is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.

              2. It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

              Covenants of Counterparty:

              1. Counterparty agrees that Counterparty will comply with all applicable disclosure or reporting requirements in respect of the Transaction, including, without limitation, any requirement imposed by Section 13 or Section 16 of the Securities and Exchange Act of 1934, as amended, if any, and Counterparty will provide CSFB with a copy of any report filed in respect of the Transaction promptly upon filing thereof.

              2. Counterparty is aware of and agrees to be bound by the rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to option trading and is aware of and agrees not to violate, either alone or in concert with others, the position or exercise limits established by the NASD.

              3. Counterparty will file on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act a notice on Form 144 relating to the Transaction contemplated hereby in form and substance that CSFB has informed Counterparty is acceptable to CSFB.

              4. Counterparty agrees that Counterparty has not (i) created or permitted to exist any Lien (as defined in Section 4 below, other than the security interests in the collateral created by
                  Section 4) or any Transfer Restriction (other than the Existing Transfer Restrictions, as defined in Section 4 below) upon or with respect to the Collateral, (ii) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (iii) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Counterparty, CSFB and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral. "Control" means "control" as defined in Section 8-106 and 9-106 of the Uniform Commercial Code as in effect in the State of New York ("UCC").

              Binding Commitment:

                  The parties intend that this Confirmation constitutes a "preliminary agreement" and, upon execution of the Transaction Supplement, a "Final Agreement" as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hyatte of the staff of the Securities and Exchange Commission (the "Staff") to which the Staff responded in an interpretative letter dated December 20, 1999 (the "No-Action Letter").

              Payments on Early Termination:

                  Upon (x) the occurrence or effective designation of an Early Termination Date in respect of the Transaction or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of the Transaction pursuant to
                  Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such event as described in clause (x) or (y) above, an "Early Termination Event"), if Counterparty would owe any amount to CSFB pursuant to Section 6(d)(ii) of the Agreement (determined as if the Transaction were the only Transaction under the Agreement) or any Cancellation Amount pursuant to
                  Section 12.2, 12.3, 12.6 or 12.9 of the 2002 Definitions (any such amount, a "Counterparty Payment Amount" and any Early Termination Event that would so result in Counterparty owing any such amount, a "Counterparty Payment Event"), then, except to the extent that CSFB proceeds to realize upon the Collateral and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the Agreement:

                  (i) on the date on which any Counterparty Payment Amount is due, in lieu of any payment or delivery of such Counterparty Payment Amount, Counterparty shall deliver to CSFB a number of freely tradable, without any existing transfer restrictions, Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event, a number or amount of such securities or property) with a value equal to the Counterparty Payment Amount based on the market value of the Shares (or such other securities or property) as of the Early Termination Date or the date as of which the Cancellation Amount is determined, as the case may be, as determined by the Calculation Agent; and

                  (ii) for purposes of determining any Loss under Section 6(e) of the Agreement in respect of any other Transactions under the Agreement, the Transaction shall be deemed not to be a Transaction under the Agreement; provided that, for the avoidance of doubt, if Counterparty fails to deliver Shares pursuant to clause (i) above at the time required, then, the Transaction (including such delivery obligation) shall be included for the purpose of determining CSFB's Loss for all Transactions (including the Transaction) under the Agreement.

             Securities Contract:

                  The parties hereto acknowledge and agree that each of CSFB and the Custodian (as defined in Section 4 below) is a "stockbroker" within the meaning of Section 101 (53A) of Title 11 of the United States Code (the "Bankruptcy Code") and that the Custodian is acting as agent and custodian for CSFB in connection with the Transaction and that CSFB is a "customer" of the Custodian within the meaning of Section 741(2) of the Bankruptcy Code. The parties hereto further recognize that the Transaction is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a "settlement payment" within the meaning of Section 741(8) of the Bankruptcy Code.

              Assignment:

                  The rights and duties under this Confirmation may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld; provided that (i) CSFB may assign or transfer any of its rights or duties hereunder to any of its affiliates without the prior written consent of Counterparty and (ii) the Agent may assign or transfer any of its rights or duties hereunder without the prior written consent of the other parties hereto to any affiliate of Credit Suisse First Boston, so long as, in the case of each of (i) and (ii), such affiliate is a broker-dealer registered with the Securities and Exchange Commission.

              Non-Confidentiality:

                  The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by CSFB and its affiliates to Counterparty relating to such tax treatment and tax structure (provided that the foregoing does not constitute an authorization to disclose the identity of CSFB or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information) and (ii) CSFB does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

              Matters relating to Credit Suisse First Boston Capital LLC and Credit Suisse First Boston LLC:

              1. Agent shall act as "agent" for CSFB and Counterparty in connection with the Transaction.

              2. Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by Agent in connection herewith.

              3. Agent has no obligation hereunder, by guaranty, endorsement or otherwise, with respect to performance of CSFB's obligations hereunder or under the Agreement.

              4. CSFB is an "OTC derivatives dealer" as such term is defined in the Exchange Act and is an affiliate of Agent.

              5. CSFB is not a member of the Securities Investor Protection Corporation.

4. Collateral Provisions:

     a. Delivery of Collateral:

         Prior to the Trade Date, Counterparty shall deliver to CSFB in pledge hereunder, Eligible Collateral consisting of a number of Shares equal to the Number of Shares (the "Initial Pledged Items"). "Eligible Collateral" means Shares or, if Counterparty shall have elected to substitute securities issued by the United States government ("Government Securities") for Share Collateral in accordance with this Section 4, Government Securities; provided that Counterparty has good and marketable title thereto, free of all of any and all lien, mortgage, interest, pledge, charge or encumbrance of any kind (other than the security interests in the Collateral created hereby, a "Lien") and Transfer Restrictions (other than, solely for the purpose of the Initial Pledged Items, the Existing Transfer Restrictions) and that CSFB has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto. "Transfer Restriction" means, with respect to any item of collateral pledged hereunder, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation,
         (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a "restricted security" or Counterparty potentially being considered to be an "affiliate" of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction". "Existing Transfer Restrictions" means Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty may be considered to be an "affiliate", within the meaning of Rule 144 under the Securities Act, of the Issuer by virtue of the fact that such securities may be considered to be "restricted securities", within the meaning of Rule 144 under the Securities Act. "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the UCC) as Collateral to CSFB by Counterparty shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank all in form and substance satisfactory to CSFB, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the UCC) (the "Collateral Account") of CSFB maintained by the Custodian, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer's compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (C) in the case of securities in respect of which security entitlements are held by Counterparty through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of CSFB, at another securities intermediary satisfactory to CSFB and the crediting by the Custodian of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as CSFB shall provide to Counterparty in writing. "Custodian" means Credit Suisse First Boston LLC, or any other custodian appointed by CSFB and identified to Counterparty.

     b. Grant of Security Interests in the Collateral:

         In order to secure the full and punctual observance and performance of the covenants and agreements contained in this Confirmation, the Transaction Supplement, and in the Agreement, Counterparty hereby assigns and pledges to CSFB, and grants to CSFB, as secured party, security interests in and to, and a lien upon and right of set-off against, and transfers to CSFB, as and by way of a security interest having priority over all other security interests, with power of sale, all of Counterparty's right, title and interest in and to (i) the Initial Pledged Items; (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged hereunder) (such additions and substitutions, the "Additions and Substitutions"); (iii) the Collateral Account of CSFB maintained by the Custodian and all securities and other financial assets (each as defined in Section 8-102 of the UCC) and other funds, property or assets from time to time held therein or credited thereto; and (iv) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Custodian or any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Counterparty, with respect to Counterparty) from or in connection with the Initial Pledged Items or the Additions and Substitutions, excluding any Excluded Proceeds (collectively, the "Collateral"). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the UCC). "Excluded Proceeds" means Ordinary Dividend Amounts unless a Default Event has occurred and is continuing.

     c. Certain Covenants of Counterparty relating to the Collateral:

         Counterparty agrees that, so long as any of Counterparty's obligations under the Agreement remain outstanding:

         1. Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described hereunder as necessary to cause such requirement to be met. "Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, a number of Shares at least equal to the Number of Shares (or, if Counterparty has elected to substitute Government Securities for Share Collateral in accordance with this Section 4, the amount of Government Securities required thereby) or (B) failure at any time of the security interests in the Collateral created hereby to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which CSFB has Control, or, in each case, assertion of such by Counterparty in writing.

         2. Counterparty shall, at its own expense and in such manner and form as CSFB may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the UCC) or (iii) enable CSFB to exercise and enforce its rights hereunder with respect to such security interest.

         3. Counterparty shall warrant and defend Counterparty's title to the Collateral, subject to the rights of CSFB, against the claims and demands of all persons. CSFB may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

         4. Counterparty agrees that Counterparty shall not change (i) Counterparty's name in any manner or (ii) Counterparty's "location" (as defined in Section 9-307 of UCC), unless Counterparty shall have given CSFB not less than 10 days' prior notice thereof.

         5. Counterparty agrees that Counterparty shall not (i) create or permit to exist any lien (other than the security interests in the Collateral created hereby) or any Transfer Restriction upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or
              (iii) enter into or consent to any agreement (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto (other than this Confirmation) or
              (y) pursuant to which any person other than Counterparty, CSFB and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

     d. Administration of the Collateral and Valuation of Securities:

         1. CSFB shall determine on each Business Day whether a Collateral Event of Default shall have occurred. If on any Business Day CSFB determines that a Collateral Event of Default shall have occurred, CSFB shall promptly notify Counterparty of such determination by telephone call to Counterparty followed by a written confirmation of such call. If on any Business Day CSFB determines that no Default Event or failure by Counterparty to meet any of Counterparty's obligations under "Certain Covenants of Counterparty relating to the Collateral" or under this section has occurred and is continuing, Counterparty may obtain the release from the security interests in the Collateral created hereby of any Collateral upon delivery to CSFB of a written notice from Counterparty indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred. "Default Event" means any Collateral Event of Default, any Event of Default with respect to Counterparty or any Termination Event with respect to which Counterparty is the Affected Party or an Affected Party or an Extraordinary Event that results in an obligation of Counterparty to pay an amount pursuant to Section 12.7 or Section 12.9 of the 2002 Definitions;

         2. Counterparty may pledge additional Eligible Collateral hereunder at any time by delivering the same pursuant to the provisions of "Delivery of Collateral" above. Concurrently with the delivery of any additional Eligible Collateral, Counterparty shall deliver to CSFB a certificate, dated the date of such delivery, (i) identifying the additional items of Eligible Collateral being pledged and (ii) certifying that with respect to such items of additional Eligible Collateral the representations and warranties relating to collateral under Additional Representations and Warranties above are true and correct with respect to such Eligible Collateral on and as of the date thereof.

         3. Counterparty may at any time, so long as no Default Event has occurred and is continuing, substitute Government Securities for all (but not less than all) of the Collateral consisting of Shares then held in or credited to the Collateral Account (the "Share Collateral") on the terms set forth below:

              (i) At least five Business Days prior to the date of any such substitution, Counterparty shall notify CSFB in writing that Counterparty intends to effect such substitution;

              (ii) Counterparty shall deliver to CSFB, in a manner reasonably acceptable to CSFB, Government Securities having a value at least equal to 150% of the market value of the Share Collateral on the date of such delivery (as determined by the Calculation Agent);

              (iii) Counterparty shall take all such other actions as CSFB may reasonably require to create for the benefit of CSFB a valid and perfected security interest in such Government Securities, in respect of which CSFB will have Control, subject to no prior Lien; and

              (iv) Counterparty shall make mark to market deliveries of additional Government Securities on a daily basis, and CSFB shall release Government Securities previously pledged upon the request of Counterparty, so that the value of the Government Securities pledged is at all times at least equal to 150% of the market value of the Share Collateral for such Transaction that would otherwise have been pledged hereunder at such time (as determined by the Calculation Agent), in each case, pursuant to terms mutually acceptable to CSFB and Counterparty.

         4. CSFB shall cause the Collateral to be transferred of record into the name of Custodian or CSFB's nominee and be held in the Account for the Delivery of Shares to CSFB specified in Section 2 herein. Counterparty shall promptly give to CSFB copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary, in the name of Counterparty or Counterparty's nominee and CSFB shall promptly give to Counterparty copies of any notices and communications received by CSFB with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, CSFB or its nominee.

         5. Counterparty agrees that Counterparty shall forthwith upon demand pay to CSFB:

              (i) the amount of any taxes that CSFB or the Custodian may have been required to pay by reason of the security interests in the Collateral created hereby or to free any of the Collateral from any Lien thereon; and

              (ii) the amount of any and all costs and expenses, including the reasonable and documented fees and disbursements of counsel and of any other experts, that CSFB or the Custodian may incur in connection with (A) the enforcement of this pledge, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interests in the Collateral created hereby, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by CSFB of any of the rights conferred upon it hereunder or (D) any Default Event.

              Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2.5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

     e.  No Rehypothecation of Collateral:

         The parties hereto agree that CSFB may not sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral.

     f.  Income and Voting Rights in Collateral:

         CSFB shall have the right to receive and retain as Collateral hereunder all proceeds, excluding any Excluded Proceeds, but including, without limitation, any Extraordinary Dividend in excess of the Ordinary Dividend Amount and interest of the Collateral; provided that CSFB shall have such right with respect to any and all proceeds, including without limitation any Excluded Proceeds, after the occurrence and during the continuance of a Default Event (such proceeds as CSFB shall have the right to receive and retain at any time, "Retained Proceeds"), and Counterparty shall take all such action as CSFB shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds that are received by Counterparty shall be received in trust for the benefit of CSFB and, if CSFB so directs, shall be segregated from other funds of Counterparty and shall, forthwith upon demand by CSFB, be delivered over to the Custodian on behalf of CSFB as Collateral in the same form as received (with any necessary endorsement).

         Unless a Default Event shall have occurred and be continuing, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

         If a Default Event shall have occurred and be continuing, CSFB shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if CSFB were the absolute and sole owner thereof.

     g.  Remedies upon Counterparty Payment Events:

         If any Counterparty Payment Event shall have occurred, CSFB may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised).

         Counterparty hereby irrevocably appoints CSFB as Counterparty's true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, CSFB or otherwise, for the sole use and benefit of CSFB, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while a Counterparty Payment Event has occurred, all or any of the following powers with respect to all or any of the Collateral:

              (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

              (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

              (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if CSFB were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and

              (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

         provided that CSFB shall give Counterparty not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that (A) threatens to decline speedily in value, including, without limitation, equity securities, or (B) is of a type customarily sold on a recognized market. CSFB and Counterparty agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611(b) of the UCC.

     h.  Termination:

         The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Counterparty under this Confirmation and the Transaction Supplement. Any Collateral remaining at the time of such termination shall be fully released and discharged from the security interests in the Collateral created hereby and delivered to Counterparty by CSFB, all at the request and expense of Counterparty.

5. The Agreement is further supplemented by the following provisions:

              Termination Provisions.

         1. "Specified Entity" means in relation to CSFB, none, and in relation to Counterparty, none.

         2. "Specified Transaction" will have the meaning specified in Section 14 of the Agreement.

         3. The "Cross Default" provision of Section 5(a)(vi) of the Agreement will not apply to CSFB and will apply to Counterparty.

              For the purpose of such provision:

              "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, or (b) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to the Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

              "Threshold Amount" means USD 25,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

         4. The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Agreement will not apply to CSFB and will apply to Counterparty.

         5. The "Automatic Early Termination" provisions of Section 6(a) of the Agreement will not apply to CSFB and Counterparty.

         6. Payments on Early Termination. For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

         7.   "Termination Currency" means United States Dollars.

         8. Set-Off. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Event, such Party ("Party X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation pursuant to the terms hereof, and to set off any obligation that Party X or any affiliate of Party X may have to the other party ("Party Y") hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation or any other agreement between Party X or any of its affiliates and Party Y, against any right Party X or any of its affiliates may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation or any other agreement between Party X or any of its affiliates and Party
              Y. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

       Tax Representations. For the purpose of Section 3(f) of the Agreement, CSFB (including any successor thereof and each assignee of CSFB's rights and duties hereunder) makes the following representations:

              CSFB is a Delaware limited liability company that is a disregarded entity for all U.S. federal income tax purposes and its sole member is Credit Suisse First Boston (USA), Inc. ("CSFB USA"), a Delaware corporation taxable under subchapter C of the Internal Revenue Code. Any successor of CSFB or CSFB USA or any assignee of CSFB's rights and duties hereunder will be a "U.S. person" (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and will not be treated as a "foreign person" (including within the meaning of Treasury Regulations ss.ss. 1.1441-1 to -9 and 1.6041-4(a)(4)) for all U.S. federal income tax purposes.

       Agreements to Deliver Documents. For the purpose of Sections 4(a)(i) and
       (ii) of the Agreement, each of CSFB and Counterparty agrees to deliver the following documents, as applicable:

         1. Counterparty will deliver to CSFB, upon execution of this Confirmation, an opinion of nationally recognized counsel acceptable to CSFB to the effect set forth in Annex A hereto.

         2. The Issuer shall have executed and delivered to CSFB, upon execution of this Confirmation, an Issuer Acknowledgment in the form attached as Annex B hereto.

         3. Counterparty will deliver to CSFB, prior to or upon execution of this Confirmation, evidence reasonably satisfactory to CSFB as to the names, true signatures and authority of the officers or officials signing this Confirmation on its behalf.

         4. Counterparty will deliver to CSFB, prior to or upon execution of this Confirmation, its most recent annual financial statements audited in accordance with the Amended and Restated Stockholders Agreement dated as of January 1, 2004, among Counterparty and the holders of Counterparty's stock.

         5. Counterparty will deliver to CSFB, prior to or upon execution of this Confirmation, officer's certificate stating that no financial statements of Counterparty have been prepared for the period between December 31, 2004 and the date hereof.

         Such documents shall be covered by the representation set forth in
         Section 3(d) of the Agreement.

         Miscellaneous:

         1.   Addresses for Notices. For the purpose of Section 12(a) of the
              Agreement:

              Address for notices or communications to CSFB (other than by facsimile) (for all purposes):

              Address: Credit Suisse First Boston Capital LLC c/o Credit Suisse First Boston LLC
                               Eleven Madison Avenue
                               New York, NY  10010
                               Attn: Senior Legal Officer
                               Tel:  (212) 538-2616
                               Fax:  (212) 325-8036

              With a copy to:  Credit Suisse First Boston LLC
                               One Madison Avenue, 8th Floor
                               New York, New York 10010

                               For payments and deliveries:
                               Attn: Vincent Larkin
                               Tel:  (212) 538-3295
                               Fax:  (212) 325-8175

                               For all other communications:
                               Attn:    John Ryan
                               Tel.:  (212) 325-8681
                               Fax:  (212) 538-8898


              Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement:
              Senior Legal Officer

              Address for notices or communications to Counterparty:

                            C. V. Starr & Co., Inc
              Address:      399 Park Avenue
                            New York, NY 10002
              Attention:    Treasurer
              Tel:          212-759-5630
              Fax:          212-759-5580

         2. The date and time of the Transaction will be furnished by CSFB to Counterparty upon written request by Counterparty.

         3. Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

         4. Service of Process. The parties irrevocably consent to service of process given in the manner provided for notices in Section in paragraph 1 immediately above. Nothing in this Confirmation will affect the right of either party to serve process in any other manner permitted by law.

         5. THE AGREEMENT AND EACH CONFIRMATION THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, CSFB SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF LAW OF SUCH OTHER JURISDICTION). EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. THE PARTIES HERETO HEREBY AGREE THAT THE CUSTODIAN'S JURISDICTION, WITHIN THE MEANING OF
              SECTION 8-110(e) OF THE UCC, INSOFAR AS IT ACTS AS A SECURITIES INTERMEDIARY HEREUNDER OR IN RESPECT HEREOF, IS THE STATE OF NEW YORK.

         6. This Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, CSFB and their respective successors and assigns and no other person shall assert any rights as third-party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and CSFB shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

         7. Any provision of this Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, and in the case of an amendment, by Counterparty and CSFB or, in the case of a waiver, by the party against whom the waiver is to be effective.

         8. Absence of Litigation Representation. The words "or any of its Affiliates" is deleted from Section 3(c) of the Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.



                                 Yours faithfully,

                                 CREDIT SUISSE FIRST BOSTON CAPITAL LLC


                                 By: /s/ Christy Grant
                                     ---------------------------------------
                                 Name:   Christy Grant
                                 Title:  Assistant Vice President Operations



Confirmed as of the date first written above:

C. V. STARR & CO., INC.


By:  /s/ Howard I. Smith
  -----------------------------------------
Name:   Howard I. Smith
Title:  Vice Chairman-Finance and Secretary


CREDIT SUISSE FIRST BOSTON LLC,
as Agent


By: /s/ John Ryan
   -----------------------
Name:  John Ryan
Title:  A.V.P. Operations

                                                                        ANNEX A


               [Form of Opinion of Boies, Schiller & Flexner LLP]


                                                November [  ], 2005


Credit Suisse First Boston Capital LLC
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

         We have acted as special New York counsel to C. V. Starr & Co., Inc., a Delaware corporation (the "Seller"), in connection with the letter agreement, dated as of November [ ], 2005, by and among the Seller, Credit Suisse First Boston Capital LLC ("CSFB") and Credit Suisse First Boston LLC (the "Confirmation"). This opinion is being delivered pursuant to the requirement of clause 1 under the heading "Agreements to Deliver Documents" in paragraph 5 of the Confirmation. Capitalized terms used but not defined herein have the meanings assigned to them in the Confirmation.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents (including (i) the Confirmation and (ii) the Agreement), corporate records, certificates of officers of the Seller and public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or appropriate for purposes of this opinion. The documents described in clauses (i) and (ii) of the immediately preceding sentence are referred to herein as the "Forward Sale Documents". We have also relied upon representations of the Seller as to certain factual matters contained in the Forward Sale Documents and have assumed compliance by the Seller with the terms of the Forward Sale Documents.

         Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

         1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Seller is validly existing as a corporation and in good standing under the laws of the State of Delaware.

         2. The Seller has (i) the corporate power and authority to execute, deliver and perform its obligations under the Forward Sale Documents, (ii) taken all corporate action necessary to authorize the execution, delivery and performance of the Forward Sale Documents and (iii) duly executed and delivered the Forward Sale Documents.

         3. Each of the Forward Sale Documents constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether considered in a proceeding in equity or at law.

         4. The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, the Forward Sale Documents will not (i) violate the certificate of incorporation or by-laws of the Seller, (ii) violate any Federal law of the United States, law of the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Forward Sale Documents, or to our knowledge, any order or decree of any court or governmental agency or instrumentality, or (iii) breach or result in a default under any agreement or instrument listed on
Schedule I hereto.

         5. No authorization, approval or other action by, and no notice to, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required in connection with the execution, delivery and performance by the Seller of the Forward Sale Documents, other than (i) those that have been made or obtained and are in full force and effect, (ii) those that are required from time to time to create or perfect liens, pledges or security interests in the Collateral and (iii) those that may be required by laws affecting the offering and sale of securities in connection with any sale or disposition of any securities pursuant to the Forward Sale Documents.

         6. To our knowledge, there is no pending or threatened in writing action, suit or proceeding before any court or governmental agency or authority or arbitrator involving the Seller that is likely to affect the legality, validity or enforceability against it of the Forward Sale Documents or its legal ability to perform its obligations under the Forward Sale Documents.

         7. The Seller is not an "investment company" under the Investment Company Act of 1940, as amended.

         Our opinion set forth above is subject to the following qualifications:

         (a) we express no opinion as to any provision of the Forward Sale Documents that purports to (i) provide indemnification to any person to the extent inconsistent with public policy or otherwise contrary to law, (ii) waive rights that may not be effectively waived or (iii) confer subject matter jurisdiction on any court;

         (b) we express no opinion as to the applicability or effect of any Federal laws of the United States or state laws relating to fraudulent transfer, preference or similar laws on the Forward Sale Documents or any transactions contemplated thereby; and

         (c) certain provisions of the Forward Sale Documents relating to the Collateral may be limited or unenforceable in whole or in part under applicable law, provided that the inclusion of such provision does not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to CSFB inadequate for the practical realization of the principal benefits purported to be provided to CSFB by the Forward Sale Documents.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         This opinion is being furnished only to you in connection with the above matter and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose.

                                              Very truly yours,

                                              Boies, Schiller & Flexner LLP

                                                                 Schedule I


1. $70,000,000 Consolidating Promissory Note, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York.

2. General Loan and Security Agreement, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York, as amended by Amendment No. 1, dated as of October 7, 2005, between C.V. Starr & Co., Inc. and The Bank of New York.

3. The letter, dated as of April 21, 2005, from HSBC Bank USA, National Association to C.V. Starr & Co., Inc. and the accompanying Uncommitted Revolving Secured Advance Note, dated as of April 21, 2005, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, National Association, as extended pursuant to the letter agreement dated as of June 27, 2005.

4. Pledge and Security Agreement, dated as of June 2, 1999, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on October 18, 2005.

5. Pledge and Security Agreement, dated as of December 6, 2000, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on November 2, 2005.

6. Master Terms and Conditions for Pre-Paid Forward Contracts, dated as of November 15, 2005, by and between C. V. Starr & Co., Inc. and Citibank, N.A.

                                                                      ANNEX B

                              Issuer Acknowledgment

                                               November 3, 2005

Credit Suisse First Boston Capital LLC
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

         Re:      Proposed transaction by C. V. Starr & Co., Inc.:

Ladies and Gentlemen:

         American International Group, Inc. (the "Company") understands that
C. V. Starr & Co., Inc. ("CV Starr") proposes to enter into a hedging transaction (the "Transaction") with Credit Suisse First Boston Capital LLC ("CSFB") with respect to the common stock of the Company (the "Common Stock"). Specifically, the Company understands that CV Starr proposes to enter into a variable forward sale transaction with CSFB, pursuant to which CSFB will advance cash to CV Starr shortly after the date of execution of the Transaction and receipt of CV Starr's share pledge. At the maturity of the Transaction, CV Starr will deliver to CSFB up to 7,250,000 shares (the "Shares") of Common Stock, or the cash equivalent, pursuant to the terms and conditions set forth within the confirmation evidencing the Transaction. The Company understands that CV Starr will pledge shares of Common Stock owned by it to CSFB to secure CV Starr's obligations under the Transaction.

         The Company agrees to instruct the transfer agent for the common stock to remove the restrictive legend from the Shares upon receipt of an opinion of Boies, Schiller & Flexner LLP substantially in the form attached and issue shares that do not bear any restrictive legend referring to the Act in order to permit the transfer of Shares as contemplated by such opinion. Any residual shares from any certificate(s) presented, if any, shall retain all restrictive legends of the original certificate(s) presented to the transfer agent.


                                         AMERICAN INTERNATIONAL GROUP, INC.


                                         By:
                                                   ----------------------------
                                                Name:
                                                Title:

                                                                     ANNEX C
External ID: [    ] - Risk ID: [    ]
Original Deal ID: AIG#04
Tranche ID: AIG#04 - [        ]


                            TRANSACTION SUPPLEMENT


         This Transaction Supplement supplements the Confirmation entered into between CSFB, the Counterparty and the Agent on the Trade Date set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Confirmation.

         The purpose of this communication is to confirm certain terms and conditions of the Transaction.

     The terms of the Transaction to which this Transaction Supplement relates are as follows:

     Trade Date:                   [Date Initial Hedge Complete]

     Number of Shares:             [__________]  in the  aggregate  with respect
                                   to the  Transaction.  For purposes of
                                   determining the payments and deliveries to be made upon settlement of any Component, the Number of Shares for such Component shall be as set forth below:

                                   Component No. 1            [_________]
                                   Component No. 2            [_________]
                                   Component No. 3            [_________]
                                   Component No. 4            [_________]
                                   Component No. 5            [_________]
                                   Component No. 6            [_________]
                                   Component No. 7            [_________]
                                   Component No. 8            [_________]
                                   Component No. 9            [_________]
                                   Component No. 10           [_________]

      Prepayment Amount:           USD [__________] in the aggregate for all
                                   Components

      Prepayment Date:             The third Exchange Business Day following
                                   the Trade Date

      Initial Price:               USD [__________]

      Forward Floor Price:         USD [__________]

      Forward Cap Price:           USD [__________]

      Valuation Date:              Component No. 1            _______, 2008
                                   Component No. 2            _______, 2008
                                   Component No. 3            _______, 2008
                                   Component No. 4            _______, 2008
                                   Component No. 5            _______, 2008
                                   Component No. 6            _______, 2008
                                   Component No. 7            _______, 2008
                                   Component No. 8            _______, 2008
                                   Component No. 9            _______, 2008
                                   Component No. 10           _______, 2008

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Transaction Supplement and returning it to us at the contact information listed above.


                                       Yours faithfully,

                                       CREDIT SUISSE FIRST BOSTON CAPITAL LLC


                                       By:_____________________________
                                       Name:
                                       Title:



Confirmed as of the date first written above:

C. V. STARR & CO., INC.


By:________________________________
Name:
Title:


CREDIT SUISSE FIRST BOSTON LLC,
as Agent


By:________________________________
Name:
Title:

                                                                    Schedule I


1. $70,000,000 Consolidating Promissory Note, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York.

2. General Loan and Security Agreement, dated as of September 25, 1995, by C.V. Starr & Co., Inc. in favor of The Bank of New York, as amended by Amendment No. 1, dated as of October 7, 2005, between C.V. Starr & Co., Inc. and The Bank of New York.

3. The letter, dated as of April 21, 2005, from HSBC Bank USA, National Association to C.V. Starr & Co., Inc. and the accompanying Uncommitted Revolving Secured Advance Note, dated as of April 21, 2005, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, National Association, as extended pursuant to the letter agreement dated as of June 27, 2005.

4. Pledge and Security Agreement, dated as of June 2, 1999, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on October 18, 2005.

5. Pledge and Security Agreement, dated as of December 6, 2000, by C.V. Starr & Co., Inc. in favor of HSBC Bank USA, N.A., as amended on November 2, 2005.

6. Master Terms and Conditions for Pre-Paid Forward Contracts, dated as of November 15, 2005, by and between C. V. Starr & Co., Inc. and Citibank, N.A.

External ID: 50136263 - Risk ID: 40071790
Original Deal ID: AIG#04 / AIG001A

                            TRANSACTION SUPPLEMENT


         This Transaction Supplement supplements the Confirmation entered into between CSFB, the Counterparty and the Agent on the Trade Date set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Confirmation.

         The purpose of this communication is to confirm certain terms and conditions of the Transaction.

     The terms of the Transaction to which this Transaction Supplement relates are as follows:

     Trade Date:                   November 15, 2005

     Number of Shares:             4,423,116  in the  aggregate  with respect
                                   to the  Transaction.  For purposes of
                                   determining the payments and deliveries to be made upon settlement of any Component, the Number of Shares for such Component shall be as set forth below:

                                   Component No. 1            442,311
                                   Component No. 2            442,311
                                   Component No. 3            442,311
                                   Component No. 4            442,311
                                   Component No. 5            442,311
                                   Component No. 6            442,311
                                   Component No. 7            442,311
                                   Component No. 8            442,311
                                   Component No. 9            442,311
                                   Component No. 10           442,317

      Prepayment Amount:           USD 240,000,043.41 in the aggregate for all
                                   Components

      Prepayment Date:             The third Exchange Business Day following
                                   the Trade Date

      Initial Price:               USD 65.8500

      Forward Floor Price:         USD 65.8500

      Forward Cap Price:           USD 65.6050

      Valuation Date:              Component No. 1            November 3, 2008
                                   Component No. 2            November 4, 2008
                                   Component No. 3            November 5, 2008
                                   Component No. 4            November 6, 2008
                                   Component No. 5            November 7 2008
                                   Component No. 6            November 10, 2008
                                   Component No. 7            November 12, 2008
                                   Component No. 8            November 13, 2008
                                   Component No. 9            November 14, 2008
                                   Component No. 10           November 17, 2008

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Transaction Supplement and returning it to us at the contact information listed above.


                                  Yours faithfully,

                                  CREDIT SUISSE FIRST BOSTON CAPITAL LLC


                                  By: /s/ Christy Grant
                                     ----------------------------------------
                                  Name:   Christy Grant
                                  Title:  Assistant Vice President Operations



Confirmed as of the date first written above:

C. V. STARR & CO., INC.


By:  /s/ Howard I. Smith
  ------------------------------------------
Name:  Howard I. Smith
Title: Vice Chairman-Finance and Secretary


CREDIT SUISSE FIRST BOSTON LLC,
as Agent


By:   /s/ John Ryan
   ---------------------
Name:  John Ryan
Title: A.V.P. Operations